Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On March 1, 2008, Independent Bank Corp. (“Independent”), parent of Rockland Trust Company, and Slade’s Ferry Bancorp. (“Slades”), parent of Slades Bank, completed the merger (“the Merger”) in which Slades merged with and into Independent, with Independent as the surviving corporation. Each share of Slades common stock outstanding immediately preceding the effective time of the Merger was converted into the right to receive either $25.50 in cash, limited to 25% of total shares of Slades common stock converted into cash, or 0.818 shares of Independent common stock, limited to 75% of total shares of Slades common stock. Because the cash elections were oversubscribed and therefore subject to pro-ration calculations specified in the merger agreement, Slades stockholders who validly elected to receive cash have received cash for 53.6745% of their shares and 0.818 shares of Independent’s stock for 46.3255% of their shares. Merger consideration consisted of approximately $25.9 million in cash and 2.5 million shares of Independent’s common stock. The transaction is accounted for as a purchase and accordingly, Slades’ assets and liabilities are recorded by Independent at their estimated fair values as of March 1, 2008.
     The following preliminary unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Independent and Slades may have appeared had the Merger been completed at the beginning of the periods presented. The preliminary unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and on the combined statements of income under the purchase method of accounting with Independent as the acquirer. Under the purchase method of accounting, Slades’ assets and liabilities are recorded by Independent at their estimated fair values as of the date the Merger is completed. The preliminary unaudited pro forma condensed combined balance sheet sheet as of December 31, 2007 assumes the Merger was completed on that date. The preliminary unaudited condensed combined statement of income for the year ended December 31, 2007 assumes the Merger was completed on January 1, 2007. The preliminary unaudited pro forma condensed combined financial information assumes Merger consideration consisted of approximately $25.9 million in cash and 2.5 million shares of Independent’s common stock.
     The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, and income taxes. The allocations will be finalized after the data necessary to complete the appraisal and analyses of the fair values of acquired assets and liabilities is obtained and analyzed. Differences between the preliminary and final allocations are not expected to have a material impact on the unaudited pro forma condensed combined financial statements.

     The preliminary unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes to Independent and Slades, which are incorporated into this document by reference.
     The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

Independent Bank Corp.
Unaudited Pro Forma Balance Sheet
As of December 31, 2007
(Dollars in thousands)

	Historical
	Independent
	Bank	Slades			Pro
	Corp.	Bank	Adjustments		Forma

Cash and Short Term Investments	$67,416	$13,876	—		$81,392
Securities	507,470	110,758	—		618,128
Loans, net	2,016,121	457,813	4,303	A	2,478,237
Bank Premises and Equipment, net	39,085	7,631	3,965	B	50,681
Goodwill	58,296	2,173	54,772	C	115,241
Core Deposit Intangibles and Other Intangibles	2,115	—	8,961	D	11,076
Other Assets	77,910	17,918	—		95,828

Total Assets	$2,768,413	$610,169	$72,001		$3,450,583

Deposits	$2,026,610	$390,913	$1,459	E	$2,418,982
Borrowings	504,344	163,487	40,077	F	707,908
Other Liabilities	16,994	3,841	6,165	G	27,000
Stockholders’ Equity	220,465	51,928	24,300	H	296,693

Total Liabilities and Stockholders’ Equity	$2,768,413	$610,169	$72,001		$3,450,583

A	To reflect fair value adjustments on loans, net at current market rates recorded on March 1, 2008, the date of acquisition.

B	To reflect the step-up in bank premises values to fair value based on appraisals as of March 1, 2008, the date of acquisition.

C	To reflect the amount of goodwill to be recorded in the acquisition of Slades Ferry Bancorp., on March 1, 2008, the date of acquisition. The purchase price, purchase price allocation, and financing of the transaction are as follows:

Purchase price for Slade’s Ferry Bancorp. Paid as:
Conversion of 75% of Slade’s outstanding shares of common stock into 0.818 shares of Independent Bank Corp. stock (based upon the average closing INDB stock value of $30.59 encompassing the period October 9, 2007 and ending October 15, 2007).	$76,228
Conversion of 25% of Slade’s outstanding shares of common stock into cash in an amount of $25.50 per share.	25,923

$102,151
Allocated to:
Historical net book value of Slade’s assets and liabilities	(51,928)
Payments to certain officers, and other acquisition costs	7,178
Adjustments to step-up assets and liabilities to fair value:
Loans, net	(4,303)
Bank Premises and Equipment	(3,965)
Other current liabilities (deferred income taxes)	6,165
Deposits and borrowings	8,435
Core Deposit Intangible	(8,761)
Non-Compete contracts (CEO & CFO/COO)	(200)

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)	$54,772

D	To reflect the recognition of core deposit intangible (“CDI”) and other intangible relating to non-compete agreements acquired in the Slade’s Ferry Bancorp. acquisition recorded on March 1, 2008, the date of acquisition. The estimated CDI represents the estimated future economic benefit resulting from the acquired customer balances and relationships as determined by an independent appraisal.

E	To reflect fair value adjustment on deposits at current market rates recorded on March 1, 2008, the date of acquisition.

F	To reflect the fair value adjustment on borrowings at current market rates recorded on March 1, 2008, the date of acquisition, and to adjust for additional borrowings that will be needed to finance the transaction.

G	To reflect net deferred income tax liabilities arising from the purchase recorded on March 1, 2008, the date of acquisition.

H	To reflect the elimination of Slade’s Ferry Bancorp. equity as a part of the purchase accounting adjustments and includes the conversion of 75% of Slade’s Ferry Bancorp. shares into Independent shares at an exchange ratio of 0.818 of Independent common shares per one Slades share (at a stock price of $30.59).

Independent Bank Corp.
Unaudited Pro Forma Income Statement
Year-Ended December 31, 2007
(Dollars in thousands, except per share data)

	Independent
	Bank	Slades			Pro
	Corp.	Bank	Adjustments		Forma
Interest and Dividend Income:
Interest on Loans	$135,391	$28,900	($844	) A	$163,447
Interest on Dividends and Securities	22,879	6,196	—		29,075
Interest on Federal Funds Sold and Short-Term
Investments	1,468	501	—		1,969

Total Interest Income	159,738	35,597	(844)		194,491

Interest Expense:
Interest on Deposits	43,639	10,612	(1,386	) B	52,865
Interest on Borrowings	19,916	7,438	2,277	C	29,631

Total Interest Expense	63,555	18,050	891		82,496

Net Interest Income	96,183	17,547	(1,735)		111,995

Less — Provision for Loan Losses	3,130	361	—		3,491

Net Interest Income after Provision for Loan Losses	93,053	17,186	(1,735)		108,504

Non-Interest Income:
Service Charges on Deposit Accounts	14,414	1,403	—		15,817
Wealth Management	8,110	—	—		8,110
Net Loss/Gain on Sales of Securities	—	516	—		516
BOLI Income	2,004	458	—		2,462
Other Non-Interest Income	7,523	1,006	—		8,529

Total Non-Interest Income	32,051	3,383	—		35,434

Non-Interest Expense:
Salaries and Employee Benefits	52,520	8,444	—		60,964
Occupancy and Equipment Expenses	9,932	1,982	30	D	11,944
Data Processing & Facilities	4,584	1,054	—		5,638
Other Non-Interest Expenses	20,896	4,464	1,405	E	26,765

Non-Interest Expense	87,932	15,944	1,435		105,311

Income Before Income Taxes	37,172	4,625	(3,170)		38,627
Provision for Income Taxes	8,791	1,796	(1,325	) F	9,262

Net Income	$28,381	$2,829	($1,845)		$29,365

Basic Shares Outstanding	14,033	4,037	(1,545	) G	16,525
Diluted Shares Oustanding	14,161	4,050	(1,545	) G	16,666
Basic Earnings Per Share	$2.02	$0.70			$1.78
Diluted Earnings Per Share	$2.00	$0.70			$1.76

A	Fair value adjustments and amortization of loan premium over estimated lives between three and ten years.

B	Fair value adjustments and accretion of deposits over the life of the maturity date of the deposits between 2008 and 2011.

C	Fair value adjustments and amortization of borrowings over the life of the maturity date of the borrowings between 2008 and 2017 and the interest expense associated with incremental borrowings used to finance the transaction.

D	Fair value adjustments and amortization of fixed assets over estimated useful lives of 39 years.

E	Core deposit intangible amortization over an estimated useful life of 10 years and non-compete agreement amortization over an estimated life of one year.

F	Assumed 41.8% tax rate

G	Adjustment to deduct Slades Ferry Bancorp. shares of stock that were not converted into Independent Bank Corp. shares of stock from both pro forma basic and diluted shares outstanding assuming the acquisition occurred at the beginning of the period presented.